EXECUTION VERSION

AMENDMENT N° 31

TO THE

FULL SCALE SYSTEM DEVELOPMENT CONTRACT

No. IS-10-021

Between

IRIDIUM SATELLITE LLC

And

THALES ALENIA SPACE FRANCE

for the

IRIDIUM NEXT SYSTEM

PREAMBLE

This Amendment N° 31 (“Amendment N° 31” or the “Amendment”) to the Full Scale System Development Contract No. IS-10-021 signed on June 1, 2010 between Iridium Satellite LLC and Thales Alenia Space France for the Iridium NEXT System, as amended, (the “Contract”) is entered into on this 30th day of October 2017 by and between Thales Alenia Space France, a company organized and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”), and Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA (“Purchaser”).

RECITALS

WHEREAS, the Parties desire to replace the form of Bill of Exchange attached in Exhibit A of Amendment N°29 to the Contract (to be inserted as Exhibit 5.2 to the Contract) dated July 26th, 2017 with a new agreed form.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract or any amendments thereto, as the case may be.

Article 2: Exhibit A of Amendment N° 29 to the Contract is replaced by Exhibit A attached to the present Amendment.

Article 3: The effective date of this Amendment shall be the date of execution of the Amendment by both Parties.

Article 4: This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 5: All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

[The remainder of this page is left blank.]

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

IRIDIUM SATELLITE LLC                THALES ALENIA SPACE FRANCE

/s/ S. Scott Smith                    /s/ Bertrand Maureau

S. Scott Smith                        Bertrand Maureau
Chief Operating Officer                Executive Vice President Telecom

Exhibit A to Amendment N° 31

EXHIBIT 5.2

BILL OF EXCHANGE (LETTRE DE CHANGE)
Stipulated without fee (stipulée sans frais)

Please pay upon presentation of this bill of exchange to THALÈS ALENIA SPACE FRANCE [specify corporate details of TAS] (the “Beneficiary” (Bénéficiaire)), or at its order, the sum of USD [amount in letter corresponding to aggregate of principal and interest for the relevant Deferred Milestone under Amendment 29] (the “Face Value” [__]). Payment of this bill of exchange on the Maturity Date must only be requested in the form of, and made in accordance with, a payment request submitted by the Beneficiary substantially in the form attached to this bill of exchange (a “Payment Request”). A Payment Request will only be considered to be “substantially” in the form attached to this bill of exchange if any changes made to that form are necessary to indicate amounts, dates and other details specifically required to be inserted where indicated in the form of payment request attached hereto, and disregarding any formatting changes.

The Beneficiary shall not be entitled to request or be paid any sum under this bill of exchange exceeding the Face Value. Upon receipt of payment under or in relation to this bill of exchange (including any payment out of the TAS Controlled Account), the Beneficiary must immediately apply such amount in discharge of the liabilities of the Drawee (Tiré) under this bill of exchange and state on this bill of exchange that such payment has been made, acknowledging release (quittance) of this obligation in writing, to the extent of the amount so paid in discharge of the liabilities under this bill of exchange.

Identity of the Drawee (Tiré): Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA.

Maturity Date: 31 March 2019, provided that if such date would fall on a day which is not a Business Day, such date shall fall on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such date shall fall on the Business Day next preceding such numerically corresponding day). Business Day means a day (other than a Saturday or Sunday) on which banks and trust institutions are open for general business in London, Paris and New York.

TAS Controlled Account means (a) the account held in the name of the Drawee (Tiré) with Capital One, National Association, with the account name “Thales Restricted Account” having account number [1361297055], ABA No [●] and Swift No [●]; (b) any replacement or reinstatement of any such account whether by savings account or deposit account; and (c) all funds in such accounts.

Domiciliation: CAPITAL ONE, NATIONAL ASSOCIATION, 1680 Capital One Drive, McLean VA 22102 – USA

Date and place of creation: [specify the issuing date and issuing place].

Endorsement (endossement)
This bill of exchange cannot be endorsed or transferred to any person unless such person is approved in writing by the Drawee and Société Générale as the BPIAE Agent (such approval being evidenced by an executed copy of the letter addressed by the Drawee and the BPIAE Agent to the transferor and the transferee, in the form as attached to this bill of exchange (lettre de change)). Any assignment or other transfer not in accordance with the foregoing shall be void. Without prejudice to the foregoing, this bill of exchange (lettre de change) may in any event be endorsed to Bpifrance Assurance Export.

Amendment
This bill of exchange (including its attachments) cannot be amended unless such amendment is approved in writing by the Beneficiary, the Drawee and Société Générale as the BPIAE Agent.

Governing law
This bill of exchange (lettre de change) and any non-contractual obligations arising out of or in connection with them are governed by French law.

Jurisdiction
Any dispute in relation with this bill of exchange (lettre de change) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris (Tribunal de commerce de Paris), without prejudice to the beneficiary’s or holder's right to bring action before the courts in whose jurisdiction the issuer's related assets would be located.

DRAWER (TIREUR)

_____________________
[Signature of the representative of Thalès Alenia Space France]

THALÈS ALENIA SPACE FRANCE
As Drawer (Tireur)
By [name of the representative of Thalès Alenia Space France
ACCEPTED BY IRIDIUM SATELLITE LLC _____________________ [Signature of the representative of Iridium Satellite LLC] IRIDIUM SATELLITE LLC By [name of the representative of Iridium Satellite LLC]

Attachment

[notification of approval of endorsement]

[form of payment request]

NOTIFICATION OF APPROVAL OF ENDORSEMENT

From:	Iridium Satellite LLC and [Société Générale] (the BPIAE Agent)

To:	[THALÈS ALENIA SPACE FRANCE] as transferee and [[***]] as transferor.

[Date]
1.By registered letter with recorded delivery
Dear Sirs,
We refer to the bill of exchange (lettre de change) dated [●] 2017 against Iridium Satellite LLC as drawee (tiré) [a copy of which is attached hereto].
We hereby confirm that we approve the endorsement (endossement) of the bill of exchange to the benefit of [[***]].
Yours sincerely,

________________________	________________________
Iridium Satellite LLC	Société Générale
The Drawee	The BPIAE Agent

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.